EXHIBIT 10

                        Consents of Independent Auditors
               and Independent Registered Public Accounting firm



CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 28, 2013 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Omaha, Nebraska
April 25, 2013

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 11, 2013, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Omaha, Nebraska
April 25, 2013